Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Endo, Inc. of our report dated March 6, 2024 relating to the financial statements and financial statement schedule of Endo International plc, which appears in Endo, Inc.’s Registration Statement on Form S-1 (No. 333-280767).

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
July 31, 2024

1